As filed with the Securities and Exchange Commission on March 8, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Virginia	Penn Virginia Corporation	23-1184320
Delaware	Penn Virginia Holding Corp.	51-0387384
Virginia	Penn Virginia Oil & Gas Corporation	54-1617929
Delaware	Penn Virginia Oil & Gas GP LLC	74-3023686
Delaware	Penn Virginia Oil & Gas LP LLC	20-2768109
Texas	Penn Virginia Oil & Gas, L.P.	76-0389487
Delaware	Penn Virginia MC Corporation	02-0650458
Delaware	Penn Virginia MC Energy L.L.C.	02-0650462
Delaware	Penn Virginia MC Operating Company L.L.C.	02-0650466
(State or other jurisdiction of incorporation)	(Exact name of registrant as specified in its charter)	(I.R.S. Employer Identification Number)

Four Radnor Corporate Center, Suite 200

100 Matsonford Road

Radnor, Pennsylvania 19087

(610) 687-8900

(Addresses, including zip code, and telephone numbers, including area code, of registrants’ principal executive offices)

Nancy M. Snyder

Four Radnor Corporate Center, Suite 200

100 Matsonford Road Radnor, Pennsylvania 19087

(610) 687-8900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Allan D. Reiss, Esq.

Catherine S. Gallagher, Esq.

Vinson & Elkins L.L.P.

666 Fifth Avenue, 26th Floor

New York, New York 10103

(212) 237-0000

Approximate date of commencement of proposed sale to the public: From time to time after the date hereof.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Debt Securities
Guarantees of Debt Securities(3)
Common Stock
Preferred Stock
Depositary Shares(4)
Warrants
Total

(1)

An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices. This registration statement also covers an indeterminate amount of securities that maybe issued in exchange for, or upon conversion or exercise of, as the case maybe, the debt securities, preferred stock or warrants registered hereunder. Any securities registered hereunder maybe sold separately or as units with other securities registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case maybe, the debt securities, preferred stock or warrants registered hereunder.

(2)	In reliance on Rules 456(b) and 457(r) under the Securities Act, the Registrants are deferring payment of all of the registration fee.
(3)

One or more of Penn Virginia Holding Corp., Penn Virginia Oil & Gas Corporation, Penn Virginia Oil & Gas GP LLC, Penn Virginia Oil & Gas LP LLC, Penn Virginia Oil & Gas, L.P., Penn Virginia MC Corporation, Penn Virginia MC Energy L.L.C. and Penn Virginia MC Operating Company L.L.C. may fully, irrevocably and unconditionally guarantee on an unsecured basis a series of debt securities of Penn Virginia Corporation. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such guarantees.

(4)	Depositary shares will represent functional interests in the preferred stock registered hereby.

PROSPECTUS

Debt Securities

Guarantees of Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

From time to time we may offer and sell the following securities:

•	Unsecured debt securities, which may be senior or subordinated, and which may be guaranteed by one or more of our subsidiaries;

•	Shares of common stock;

•	Shares of preferred stock;

•	Depositary shares; and

•	Warrants.

We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. This prospectus provides you with a general description of these securities and the general manner in which we will offer the securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement carefully before you invest.

Our common stock is traded on the New York Stock Exchange under the symbol “PVA.”

See “Risk Factors” beginning on page 5 of this prospectus for information on certain risks related to the purchase of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 8, 2011.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We have not authorized anyone else to give you different information. We are not offering these securities in any state where the offer is not permitted. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the United States Securities and Exchange Commission (the “SEC”) incorporated by reference in this prospectus.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus generally describes Penn Virginia Corporation and the debt securities, guarantees of debt securities, common stock, preferred stock, depositary shares and warrants included in the registration statement. Each time we sell securities with this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any such prospectus supplement may also add to, update or change information in this prospectus. The information in this prospectus is accurate as of March 8, 2011. You should carefully read both this prospectus and any prospectus supplement and the additional information described under the heading “Where You Can Find More Information.”

ABOUT PENN VIRGINIA CORPORATION

We are an independent oil and gas company engaged primarily in the exploration, development and production of natural gas and oil in various domestic onshore regions. We have a geographically diverse asset base with core areas of operations in Texas, Appalachia, the Mid-Continent and Mississippi regions of the United States. As of December 31, 2010, we had proved natural gas and oil reserves of approximately 942 Bcfe. Our operations include both conventional and unconventional development drilling opportunities, as well as some exploratory prospects.

Our corporate headquarters and principal executive offices are located at Four Radnor Corporate Center, Suite 200, 100 Matsonford Road, Radnor, Pennsylvania 19087, and our telephone number is (610) 687-8900. Our website address is www.pennvirginia.com. The information on our website is not part of this prospectus.

As used in this prospectus, “we,” “us,” “our” and “Penn Virginia” mean Penn Virginia Corporation.

THE SUBSIDIARY GUARANTORS

One or more of Penn Virginia Holding Corp., a Delaware corporation, Penn Virginia Oil & Gas Corporation, a Virginia corporation, Penn Virginia Oil & Gas GP LLC, a Delaware limited liability company, Penn Virginia Oil & Gas LP LLC, a Delaware limited liability company, Penn Virginia Oil & Gas, L.P., a Texas limited partnership, Penn Virginia MC Corporation, a Delaware corporation, Penn Virginia MC Energy L.L.C., a Delaware limited liability company, and Penn Virginia MC Operating Company L.L.C., a Delaware limited liability company, may fully, irrevocably and unconditionally guarantee any series of debt securities of Penn Virginia offered by this prospectus, as set forth in a related prospectus supplement. As used in this prospectus, the term “Subsidiary Guarantors” shall mean the subsidiaries of Penn Virginia, if any, that will serve as subsidiary guarantors of the debt of Penn Virginia described in this registration statement.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file reports, proxy statements and other information with the Commission. You may read, free of charge, and copy, at the prescribed rates, any reports, proxy statements and other information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the Commission at 1-800-SEC-0330. Copies of such material also can be obtained by mail from the Public Reference Section of the Commission, at 100 F Street, N.E., Washington, D.C. 20549, at the prescribed rates. The Commission also maintains a website that contains reports, proxy and information statements and other information. The website address is: http://www.sec.gov.

Our internet address is http://www.pennvirginia.com. We make available free of charge on or through our website our Corporate Governance Principles, Code of Business Conduct and Ethics, Executive and Financial Officer Code of Ethics, Audit Committee Charter, Nominating and Governance Committee Charter and Compensation and Benefits Committee Charter, and we will provide copies of such documents to any shareholder who so requests. We also make available free of charge on or through our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information on our website is not part of this prospectus.

Our common stock is listed on the NYSE under the symbol “PVA,” and reports, proxy statements and other information also can be inspected at the offices of the NYSE located at 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that Penn Virginia can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that Penn Virginia files later with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC. The documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act are incorporated by reference in this prospectus until the termination of each offering under this prospectus.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed on February 28, 2011;

•

Current Reports on Form 8-K filed on February 18, 2011 and March 1, 2011 and Current Report on Form 8-K/A filed on February 18, 2011 (excluding any information furnished pursuant to Items 2.02 and 7.01); and

•	Form 8-A/A filed on March 28, 2002.

You may request a copy of any document incorporated by reference in this prospectus, at no cost, by writing or calling us at the following address:

Investor Relations Department

Penn Virginia Corporation

Four Radnor Corporate Center, Suite 200

100 Matsonford Road

Radnor, Pennsylvania 19087

(610) 687-8900

FORWARD-LOOKING STATEMENTS

Some of the information included in this prospectus, any prospectus supplement and the documents we incorporate by reference herein and therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These statements use forward-looking words such as “may,” “will,” “should,” “could,” “achievable,” “anticipate,” “believe,” “expect,” “estimate,” “project” or other words and phrases of similar meaning. These statements discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition or state other “forward-looking” information. A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statements. We believe we have chosen these assumptions or bases in good faith and that they are reasonable. However, we caution you that assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending on the circumstances. When considering forward-looking statements, you should keep in mind the cautionary statements in this prospectus, any prospectus supplement and the documents we have incorporated by reference, including in our Annual Report on Form 10-K for the year ended December 31, 2010 (our “2010 Annual Report”). These statements reflect our current views with respect to future events and are subject to various risks, uncertainties and assumptions, including, but not limited, to:

•	the volatility of commodity prices for natural gas, natural gas liquids (“NGLs”) and oil;

•	our ability to develop, explore for, acquire and replace oil and gas reserves and sustain production;

•	any impairments, write-downs or write-offs of our reserves or assets;

•	the projected demand for and supply of natural gas, NGLs and oil;

•	reductions in the borrowing base under our revolving credit facility;

•	our ability to contract for drilling rigs, supplies and services at reasonable costs;

•	our ability to obtain adequate pipeline transportation capacity for our oil and gas production at reasonable cost and to sell the production at, or at reasonable discounts to, market prices;

•	the uncertainties inherent in projecting future rates of production for our wells and the extent to which actual production differs from estimated proved oil and gas reserves;

•	drilling and operating risks;

•	our ability to compete effectively against other independent and major oil and natural gas companies;

•	uncertainties related to expected benefits from acquisitions of oil and natural gas properties;

•	environmental liabilities that are not covered by an effective indemnity or insurance;

•	the timing of receipt of necessary regulatory permits;

•	the effect of commodity and financial derivative arrangements;

•	our ability to maintain adequate financial liquidity and to access adequate levels of capital on reasonable terms;

•	the occurrence of unusual weather or operating conditions, including force majeure events;

•	our ability to retain or attract senior management and key technical employees;

•	counterparty risk related to their ability to meet their future obligations;

•	changes in governmental regulation or enforcement practices, especially with respect to environmental, health and safety matters;

•	uncertainties relating to general domestic and international economic and political conditions; and

•	other risks set forth in Item 1A of our 2010 Annual Report.

Additional information concerning these and other factors can be found in our press releases and public periodic filings with the SEC. Many of the factors that will determine our future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph and in the documents incorporated herein by reference. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

An investment in our securities involves a significant degree of risk. You should carefully consider the risk factors and all of the other information included in this prospectus, any prospectus supplement and the documents we have incorporated by reference into this prospectus and any prospectus supplement, including those in Item 1A “Risk Factors” in our 2010 Annual Report, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, in evaluating an investment in the securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement, we intend to use the net proceeds from the sale of securities we are offering for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions and investment in existing and future projects.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each year in the five years ended December 31, 2010. The calculations include us and our subsidiaries.

	Year Ended December 31,
	2010	2009	2008	2007	2006
Ratio of earnings to fixed charges:	*	*	5.3x	2.9x	8.9x

*	During 2010 and 2009, earnings were deficient by $49,559 and $165,533, respectively, regarding the coverage of fixed charges.

For purposes of calculating the ratio of earnings to fixed charges:

•	“fixed charges” represent interest expense (including amounts capitalized), amortization of debt issuance costs and the portion of rental expense representing the interest factor; and

•

“earnings” represent the aggregate of income from continuing operations (before adjustment for income taxes, extraordinary items, income or loss from equity investees and minority interest) plus fixed charges, amortization of capitalized interest and distributed income of equity investees, and less capitalized interest.

No ratio of combined fixed charges and preferred stock dividends is shown because we have no outstanding preferred stock. Therefore, if shown, such ratios would be identical to the ratios of earnings to fixed charges shown above.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities issued using this prospectus will be:

•	our general unsecured obligations;

•	general unsecured obligations of the Subsidiary Guarantors if they are guaranteed by the Subsidiary Guarantors; and

•	either senior debt securities or subordinated debt securities.

The senior debt securities and the subordinated debt securities will be issued under separate indentures among Penn Virginia, as issuer, the Subsidiary Guarantors (if any), and Wells Fargo Bank, National Association (the “Trustee”). The Trustee for each series of debt securities will be identified in the applicable prospectus supplement. Senior debt securities will be issued under an indenture we call the senior indenture, and subordinated debt securities will be issued under an indenture we call the subordinated indenture. We have not restated these agreements in their entirety. We have filed the forms of the indentures as exhibits to the registration statement of which this prospectus is a part. We urge you to read the indentures, because they, and not this description, control your rights as holders of the debt securities.

We will prepare a prospectus supplement and either an indenture supplement or a resolution of our board of directors and accompanying officers’ certificate relating to any series of debt securities that we offer, which will include specific terms relating to some or all of the following:

•	the form and title of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the terms of subordination;

•	the total principal amount of the debt securities;

•	the date or dates on which the debt securities of that series may be issued;

•	the percentage of the principal amount at which the debt securities will be issued and any payments which will be due if the maturity of the debt securities is accelerated;

•	if convertible into common stock, the terms on which the debt securities are convertible;

•	any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable;

•	the dates on which the principal and premium, if any, of the debt securities will be payable;

•	the interest rate which the debt securities will bear and the interest payment dates for the debt securities;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	whether the debt securities are entitled to the benefits of any guarantees by the Subsidiary Guarantors;

•	any changes to or additions to the events of default or covenants contained in the applicable indenture;

•	any affirmative or negative covenants relating to such series; and

•	any other terms of the debt securities of that series.

This description of debt securities will be deemed modified, amended or supplemented by any description of any series of debt securities set forth in a prospectus supplement related to that series.

The prospectus supplement will also describe any material United States federal income tax consequences or other special considerations regarding the applicable series of debt securities, including those relating to:

•

debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula, including changes in prices of particular securities, currencies or commodities;

•	debt securities with respect to which principal, premium or interest is payable in a foreign or composite currency;

•	debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates; and

•	variable rate debt securities that are exchangeable for fixed rate debt securities.

At our option, we may make interest payments by check mailed to the registered holders of debt securities or, if so stated in the applicable prospectus supplement, at the option of a holder by wire transfer to an account designated by the holder.

Unless otherwise provided in the applicable prospectus supplement, fully registered securities maybe transferred or exchanged at the office of the Trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the indenture, without the payment of any service charge, other than any applicable tax or governmental charge.

Senior Debt Securities

The senior debt securities will be unsecured senior obligations and will rank equally with all other senior unsecured and unsubordinated debt. However, the senior debt securities will be effectively subordinated in right of payment to all our secured indebtedness to the extent of the value of the assets securing such indebtedness.

Except as provided in the senior indenture or specified in any authorizing resolution and/or supplemental indenture relating to a series of senior debt securities to be issued, the senior indenture will not limit:

•	the amount of additional indebtedness that may rank equally with the senior debt securities; or

•	the amount of indebtedness, secured or otherwise, that may be incurred or preferred stock that maybe issued by any of our subsidiaries.

Subordinated Debt Securities

Payment of the principal, interest and any premium on the subordinated debt securities will, to the extent set forth in the subordinated indenture with respect to each series of subordinated debt securities, be subordinated in right of payment to the prior payment in full of all of our senior debt, including the senior debt securities. The prospectus supplement relating to any subordinated debt securities will summarize the subordination provisions of the subordinated indenture applicable to that series including:

•

the applicability and effect of such provisions upon any payment or distribution of our assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets or any bankruptcy, insolvency or similar proceedings;

•

the applicability and effect of such provisions in the event of specified defaults with respect to any or certain senior debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the subordinated debt securities; and

•	the definition of senior debt applicable to the subordinated debt securities of that series.

The prospectus supplement will also describe as of a recent date the approximate amount of senior debt to which the subordinated debt securities of that series will be subordinated.

The failure to make any payment on any of the subordinated debt securities by reason of the subordination provisions of the subordinated indenture will not be construed as preventing the occurrence of an event of default with respect to the subordinated debt securities arising from the failure to make payment.

The subordination provisions described above will not be applicable to payments in respect of the subordinated debt securities from a defeasance trust established in connection with any defeasance or covenant defeasance of the subordinated debt securities as described below under “Defeasance and Covenant Defeasance.”

The Subsidiary Guarantees

The payment obligations of Penn Virginia under any series of debt securities may be jointly and severally, fully and unconditionally guaranteed by any of the Subsidiary Guarantors. If a series of debt securities are so guaranteed, the Subsidiary Guarantors will execute a notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee by the Subsidiary Guarantors.

The obligations of each Subsidiary Guarantor under its guarantee of the debt securities will be limited to the maximum amount that will not result in the obligations of the Subsidiary Guarantor under the guarantee constituting a fraudulent conveyance or fraudulent transfer under Federal or state law, after giving effect to:

•	all other contingent and fixed liabilities of the Subsidiary Guarantor; and

•	any collections from or payments made by or on behalf of any Subsidiary Guarantors in respect of the obligations of the Subsidiary Guarantor under its guarantee.

The guarantee of any Subsidiary Guarantor may be released under certain circumstances. If no default has occurred and is continuing under the applicable indenture, and to the extent not otherwise prohibited by the applicable indenture, a Subsidiary Guarantor will be unconditionally released and discharged from the guarantee:

•

automatically upon any sale, exchange or transfer, to any person that is not an affiliate of Penn Virginia, of all of Penn Virginia’s direct or indirect limited liability company or other equity interests in the Subsidiary Guarantor;

•	automatically upon the merger of the Subsidiary Guarantor into Penn Virginia or any other Subsidiary Guarantor or the liquidation and dissolution of the Subsidiary Guarantor; or

•

following delivery of a written notice by us to the Trustee, upon the release of all guarantees by the Subsidiary Guarantor of any debt of Penn Virginia for borrowed money (or a guarantee of such debt), except for any series of debt securities.

Form, Exchange and Transfer

The debt securities of each series will be issuable only in fully registered form, without coupons. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in denominations of $2,000 each or multiples of $1,000 in excess thereof.

At the option of the holder, subject to the terms of the applicable indenture and the limitations applicable to global securities, debt securities of each series will be exchangeable for other debt securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

Subject to the terms of the applicable indenture and the limitations applicable to global securities, debt securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the security registrar or at the office of any transfer agent designated by us for that purpose. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. A transfer or an exchange will be effected upon the security registrar or the transfer agent, as the case maybe, being satisfied with the documents of title and identity of the person making the request. The security registrar and any other transfer agent initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at anytime designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If the debt securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to:

•

issue, register the transfer of or exchange any debt security of that series (or of that series and specified tenor, as the case maybe) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt security that may be selected for redemption and ending at the close of business on the day of such mailing; or

•	register the transfer of or exchange any debt security so selected for redemption, in whole or in part, except the unredeemed portion of any such debt security being redeemed in part.

Global Securities

Some or all of the debt securities of any series maybe represented, in whole or in part, by one or more global certificates that will have an aggregate principal amount equal to that of the debt securities represented thereby. Each global security will be registered in the name of a depositary or a nominee thereof identified in the applicable prospectus supplement, will be deposited with such depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as maybe provided for pursuant to the applicable indenture.

Notwithstanding any provision of the applicable indenture or any debt security described herein, no global security maybe exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part maybe registered, in the name of any person other than the depositary for such global security or any nominee of such depositary unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary for such global security or has ceased to be qualified to act as such as required by the applicable indenture;

•	there shall have occurred and be continuing an event of default with respect to the debt securities represented by such global security; or

•	there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable prospectus supplement.

All debt securities issued in exchange for a global security or any portion thereof will be registered in such names as the depositary may direct.

As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or such nominee, as the case maybe, will be considered the sole owner and holder of the global security and the debt securities represented thereby for all purposes under the debt securities and the applicable indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not be entitled to have that global security or any debt securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated debt securities in exchange therefor and will not be considered to be the owners or holders of the global security or any debt securities represented thereby for any purpose under the debt securities or the applicable indenture. All payments of principal of and any premium and interest on a global security will be made to the depositary or its nominee, as the case may be, as the holder thereof. The laws of some jurisdictions require that certain purchasers of debt securities take physical delivery of such debt securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary (with respect to participants’ interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a global security maybe subject to various policies and procedures adopted by the depositary from time to time. None of us, the Trustees or our agents will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time, except that at our option payment of any interest maybe made by check mailed to the address of the Person entitled thereto as such address appears in the security register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee under the senior indenture in the City of New York will be designated as sole paying agent for payments with respect to senior debt securities of each series and the corporate trust office of the trustee in the City of New York will be designated as the sole paying agent for payment with respect to subordinated debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal of or any premium or interest on any debt security that remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment thereof.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into, or convey, transfer, sell or lease our properties and assets substantially as an entirety to, any person (a “successor Person”), and may not permit any person to merge into, or convey, transfer, sell or lease its properties and assets substantially as an entirety to, us, unless:

•

the successor person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the debt securities and under the indentures;

•

immediately after giving effect to the transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

•	certain other conditions, including any additional conditions with respect to any particular debt securities specified in the applicable prospectus supplement, are met. Reports

So long as any debt securities are outstanding, we will:

•

file with the Trustee, within 15 days after we file them with the SEC, copies of the annual reports and of the information, documents and other reports which we are required to file with the SEC pursuant to the Exchange Act; and

•

if we are not required to file information with the SEC pursuant to the Exchange Act, file with the Trustee, within 15 days after we would have been required to file with the SEC, and provide holders of the debt securities with, annual reports and information, documents and other reports comparable to what we would have been required to file with the SEC had we been subject to the reporting requirements of the Exchange Act.

Events of Default

Unless otherwise specified in the prospectus supplement, each of the following will constitute an “Event of Default” under the applicable indenture with respect to debt securities of any series:

•

failure to pay principal of or any premium on any debt security of that series when due, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the subordinated indenture;

•

failure to pay any interest on any debt securities of that series when due, continued for 30 days, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the subordinated indenture;

•

failure to deposit any sinking fund payment when due in respect of any debt security of that series, whether or not, in the case of subordinated debt securities, such deposit is prohibited by the subordination provisions of the subordinated indenture;

•

failure by the issuer or, if the series of debt securities is guaranteed by a Subsidiary Guarantor, the Subsidiary Guarantor, to perform, or a breach of, any of the other covenants or warranties in such indenture (other than a covenant or warranty included in such indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the trustee, or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in such indenture;

•	certain events of bankruptcy, insolvency or reorganization affecting us or, if the series of debt securities is guaranteed, the Subsidiary Guarantors;

•	if the series of debt securities is guaranteed by any Subsidiary Guarantors:

•	any of the guarantees ceases to be in full force and effect, except as otherwise provided in the Indenture;

•	any of the guarantees is declared null and void in a judicial proceeding; or

•	any Subsidiary Guarantor denies or disaffirms its obligations under the Indenture or its guarantee; and

•	any other Event of Default included in the applicable indenture or supplemental indenture.

If an Event of Default (other than an Event of Default described in the fifth bullet above) with respect to the debt securities of any series at the time outstanding shall occur and be continuing, either the applicable Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series by notice as provided in the indenture may declare the principal amount of the debt securities of that series (or, in the case of any debt security that is an original issue discount debt security or the principal amount of which is not then determinable, such portion of the principal amount of such debt security, or such other amount in lieu of such principal amount, as maybe specified in the terms of such debt security) to be due and payable immediately. If an Event of Default described in the fifth bullet above with respect to the debt securities of any series at the time outstanding shall occur, the principal amount of all the debt securities of that series (or, in the case of any such original issue discount security or other debt security, such specified amount) will automatically, and without any action by the applicable Trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable indenture. For information as to waiver of defaults, we refer you to “—Amendments and Waivers.”

Subject to the provisions of the indentures relating to the duties of the Trustees in case an Event of Default shall occur and be continuing, each Trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless such holders shall have offered to such Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustees, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities of that series.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

•	such holder has previously given to the Trustee under the applicable indenture written notice of a continuing Event of Default with respect to the debt securities of that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

•

the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security.

We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we, to our knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable indenture and, if so, specifying all such known defaults.

Amendments and Waivers

We may amend the indentures without the consent of any holder of debt securities to:

•	cure any ambiguity, defect or inconsistency;

•	make any change in respect of any other series of debt securities issued under the indenture that is not applicable to such series;

•	provide for the assumption by a successor of our obligations under the indenture;

•	add Subsidiary Guarantors with respect to the debt securities;

•	secure the debt securities;

•	add covenants for the protection of the holders or surrender any right or power conferred upon us or any Subsidiary Guarantors;

•	make any change that does not adversely affect the rights of any holder;

•	add or appoint a successor or separate Trustee;

•	comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act; or

•	establish the form or terms of debt securities of any series to be issued under the indenture.

In addition, we may amend the indenture if the holders of a majority in principal amount of all outstanding debt securities of each series that would be affected under the indenture consent to it. We may not, however, without the consent of each holder of any outstanding debt securities that would be affected, amend the indenture to:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, or any premium or interest on, any debt security;

•	reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	in the case of subordinated debt securities, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities;

•	if applicable, make any change that adversely affects the right to convert any debt security or decrease the conversion rate or increase the conversion price;

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture;

•	reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

•	modify such provisions with respect to modification and waiver;

•	release a Subsidiary Guarantor or modify such Subsidiary Guarantor’s guarantee in any manner adverse to the holders; or

•

following the making of an offer to purchase debt securities pursuant to a covenant in the indenture, modify the provisions of the indenture with respect to such offer to purchase in a manner adverse to the holders.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by us or a Subsidiary Guarantor with certain restrictive provisions of the applicable indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the applicable indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the applicable indenture that cannot be amended without the consent of the holder of each outstanding debt security of such series affected.

Defeasance and Covenant Defeasance

If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of the indenture, relating to defeasance and discharge of indebtedness relating to defeasance of certain restrictive covenants applied to the debt securities of any series, or to any specified part of a series.

Defeasance and Discharge. The indentures provide that, upon our exercise of our option (if any), we will be discharged from all our obligations, and, if such debt securities are subordinated debt securities, the provisions of the subordinated indenture relating to subordination will cease to be effective, with respect to such debt securities (except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such debt securities of money or U.S. Government obligations, or both, that, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the applicable indenture and such debt securities. Such defeasance or discharge may occur only if, among other things:

•

we have delivered to the applicable Trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur;

•	no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred or be continuing;

•	such deposit, defeasance and discharge will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we area party or by which we are bound; and

•

in the case of subordinated debt securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on or other obligations in respect of any senior debt of Penn Virginia shall have occurred and be continuing and no other Event of Default with respect to any of our Senior Debt shall have occurred and be continuing permitting, after notice or the lapse of time, or both, the acceleration thereof.

If we exercise this defeasance option, any guarantee will terminate with respect to that series of debt securities.

Defeasance of Certain Covenants. The indentures provide that, upon our exercise of our option (if any), we may omit to comply with certain restrictive covenants, including those that may be described in the applicable prospectus supplement, the occurrence of certain Events of Default, which are described above in the fourth bullet (with respect to such restrictive covenants), in the fifth bullet (with respect only to a Subsidiary Guarantor (if any)) and in the sixth bullet under “—Events of Default” and any that maybe described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such debt securities are subordinated debt securities, the provisions of the subordinated indenture relating to subordination will cease to be effective, in each case with respect to such debt securities. In order to exercise such option, we must deposit, in trust for the benefit of the holders of such debt securities, money or U.S. Government obligations, or both, that, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the applicable indenture and such debt securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an opinion of counsel that in effect says that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur and the requirements set forth in the second through fourth bullets above are satisfied. If we exercise this option with respect to any debt securities and such debt securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government obligations so deposited in trust would be sufficient to pay amounts due on such debt securities at the time of their respective stated maturities, but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they may appear in the security register.

Title

We, the Trustees and any agent of us or a Trustee may treat the person in whose name a debt security is registered as the absolute owner of the debt security (whether or not such debt security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.

DESCRIPTION OF CAPITAL STOCK

As of March 1, 2011, our authorized capital stock was 128,100,000 shares. Those shares consisted of 100,000 shares of preferred stock, par value $100.00 per share, none of which were outstanding, and 128,000,000 shares of common stock, par value $0.01 per share, of which 45,642,079 shares were outstanding.

Common Stock

Listing

Our outstanding shares of common stock are listed on the New York Stock Exchange (the “NYSE”) under the symbol “PVA.” Any additional common stock we issue also will be listed on the NYSE.

Dividends

Subject to the rights of any series of preferred stock that we may issue, the holders of common stock may receive dividends when declared by our board of directors. Dividends may be paid in cash, stock or other form out of legally available funds.

Fully Paid

All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we issue will also be fully paid and non-assessable.

Voting Rights

Subject to any special voting rights of any series of preferred stock that we may issue in the future, the holders of common stock may vote one vote for each share held in the election of directors and on all other matters voted upon by our shareholders. Directors are elected by a plurality of the votes cast by the shares entitled to vote. Holders of common stock may not cumulate their votes in the elections of directors. All other matters to be voted on by shareholders must be approved by a majority of the votes cast on the matter. Certain significant transactions defined in our articles of incorporation may also require the affirmative vote of 90% of the voting power of all outstanding shares entitled to vote in the election of directors. See “—Anti-Takeover Provisions—Certain Provisions in Our Articles of Incorporation—Fair Price Provisions” below.

Other Rights

We will notify common shareholders of any shareholders’ meetings according to applicable law. If we liquidate, dissolve or wind-up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders. The holders of common stock have no preemptive rights to purchase our shares of stock. Shares of common stock are not subject to any redemption or sinking fund provisions and are not convertible into any of our other securities.

Preferred Stock

The following description of the terms of the preferred stock sets forth certain general terms and provisions of our authorized preferred stock. If we offer preferred stock, a description will be filed with the SEC and the specific designations and rights will be described in the prospectus supplement, including the following terms:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the articles of amendment relating to the applicable series of preferred stock. The registration statement of which this prospectus forms a part will include the articles of amendment as an exhibit or incorporate it by reference.

Our board of directors can, without approval of shareholders, issue one or more series of preferred stock. Subject to the provisions of our articles of incorporation and limitations prescribed by law, our board of directors may adopt an amendment to our articles of incorporation describing the number of shares of each series and the rights, preferences and limitations of each series, including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences of any wholly unissued series of preferred stock, the number of shares constituting each series and the terms and conditions of issue.

Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable.

Anti-Takeover Provisions

Certain provisions in our articles of incorporation and by-laws, as well as certain provisions of Virginia law, may make more difficult or discourage a takeover of our business.

Certain Provisions of Our Articles of Incorporation

Shareholder Action by Unanimous Consent. Under Virginia law, any action that could be taken by shareholders at a meeting may be taken, instead, without a meeting and without notice if a consent in writing is signed by all the shareholders entitled to vote on the action.

Blank Check Preferred Stock. Our articles of incorporation authorize the issuance of blank check preferred stock. As described above under “Preferred Stock,” the board of directors can set the voting rights, redemption rights, conversion rights and other rights relating to such preferred stock and could issue such stock in either private or public transactions. In some circumstances, the blank check preferred stock could be issued and have the effect of preventing a merger, tender offer or other takeover attempt that the board of directors opposes.

Fair Price Provisions. Our articles of incorporation contain certain “fair price” provisions. These provisions state that any person who acquires 10% or more of our voting stock cannot engage in a significant transaction with us that is not approved by our continuing directors or the holders of 90% of our stock unless our shareholders receive a price at least equal to that determined by a formula set forth in our articles of incorporation. In addition, if the acquiror paid cash to acquire his original interests, he must pay cash in the subsequent significant transaction. Under these provisions, continuing directors are directors who were on the board prior to the acquiror’s 10% or more acquisition or were subsequently recommended by such original directors.

Election and Removal of Directors

Our directors are elected for one-year terms and can be removed, with or without cause, if the number of votes cast for removal at a shareholder meeting called for that purpose constitutes a majority of the votes entitled to be cast at an election of directors. Our by-laws currently provide that the total number of directors is nine, but will automatically reduce to eight members effective on the date of our 2011 annual meeting of shareholders. The number of directors may be increased or decreased by amendment of the by-laws. Vacancies in the board maybe filled by shareholders or by the board. Special meetings of shareholders may be called only by a majority of our board of directors or by our chief executive officer. Our by-laws require that advance notice of nominees for election as directors be made by a shareholder, and that shareholder proposals be given to our corporate secretary, together with certain specified information, not less than 90 days nor more than 180 days before the anniversary of the immediately preceding annual meeting of shareholders.

Virginia Anti-Takeover Statutes and Other Virginia Laws

Control Share Acquisitions Statute. Under the Virginia control share acquisitions statute, shares acquired in an acquisition that would cause an acquiror’s voting strength to meet or exceed any of three thresholds (20%, 33 1/3% or 50%) have no voting rights unless (1) those rights are granted by a majority vote of all outstanding shares other than those held by the acquiror or any officer or employee director of the corporation or (2) the articles of incorporation or bylaws of the corporation provide that the provisions of the control share acquisitions statute do not apply to acquisitions of its shares. An acquiring person that owns five percent or more of the corporation’s voting stock may require that a special meeting of the shareholders be held, to consider the grant of voting rights to the shares acquired in the control share acquisition. This regulation was designed to deter certain takeovers of Virginia public corporations. As permitted by Virginia law, we have opted out of the Virginia anti-takeover law regulating “control share acquisitions.”

Affiliated Transactions. Under the Virginia anti-takeover law regulating affiliated transactions, material acquisition transactions between a Virginia corporation and any holder of more than 10% of any class of its outstanding voting shares are required to be approved by the holders of at least two-thirds of the remaining voting shares. Affiliated transactions subject to this approval requirement include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of a 10% holder or any reclassification, including reverse stock splits, recapitalization or merger of the corporation with its subsidiaries, that increases the percentage of voting shares owned beneficially by a 10% holder by more than five percent. For three years following the time that a shareholder becomes an interested shareholder, a Virginia corporation cannot engage in an affiliated transaction with the interested shareholder without approval of two-thirds of the disinterested voting shares and a majority of the disinterested directors. A disinterested director is a director who was a director on the date on which an interested shareholder became an interested shareholder or was recommended for election or elected by a majority of the disinterested directors then on the board. After three years, the approval of the disinterested directors is no longer required. The provisions of this statute do not apply if a majority of disinterested directors approve the acquisition of shares making a person an interested shareholder. Virginia law permits corporations to opt out of the affiliated transactions provisions. We have not opted out.

Director Standards of Conduct. Under Virginia law, directors must discharge their duties in accordance with their good faith business judgment of the best interests of the corporation. Directors may rely on the advice or acts of others, including officers, employees, attorneys, accountants and board committees if they have a good faith belief in their competence. Virginia law provides that, in determining the best interests of the corporation, a director may consider the possibility that those interests may best be served by the continued independence of the corporation.

Indemnification of Officers and Directors

Virginia law permits, and our by-laws provide for, the indemnification of our directors and officers with respect to certain liabilities and expenses imposed upon them in connection with any civil, criminal or other proceeding by reason of having been a director or officer of Penn Virginia. This indemnification does not apply to willful misconduct or a knowing violation of the criminal law. We have been informed that in the opinion of the SEC indemnification for liability under the Securities Act is against public policy and is unenforceable.

Transfer Agent and Registrar

Our transfer agent and registrar of the common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares (either separately or together with other securities) representing fractional interests in our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the preferred stock related to the depositary shares, we will deposit the preferred stock with the relevant preferred stock depositary and will cause the preferred stock depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange redemption and liquidation rights).

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants maybe issued independently or together with, or as a unit including, debt securities, preferred stock or common stock offered by any prospectus supplement and maybe attached to or separate from any of the other offered securities. Each warrant will entitle the holder to purchase the principal amount of debt securities or number of shares of preferred stock or common stock, as the case may be, at the exercise price and in the manner specified in the prospectus supplement relating to those warrants. Warrants will be issued under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file the warrant agreement, and any unit agreement, with the SEC in connection with any offering of warrants.

The prospectus supplement relating to a particular issuance of warrants will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of such warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•

the principal amount of debt securities purchasable upon exercise of a warrant, if a debt warrant, and the price at which the principal amount of securities maybe purchased upon exercise, which price maybe payable in cash, securities, or other property;

•	the date on which the right to exercise the warrants commences and the date on which the right expires;

•	if applicable, the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, a discussion of material United States federal income tax considerations;

•	whether the debt warrants represented by the warrant certificates or debt securities that maybe issued upon exercise of the warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

PLAN OF DISTRIBUTION

We may sell the securities pursuant to this prospectus:

•	through agents;

•	through underwriters or dealers; or

•	directly to one or more purchasers, including existing shareholders in a rights offering.

By Agents

Securities offered by us pursuant to this prospectus may be sold through agents designated by us. Unless otherwise indicated in the prospectus supplement, any such agent is acting on a best efforts basis for the period of its appointment.

By Underwriters

If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless otherwise indicated in the prospectus supplement, the underwriters must purchase all the securities of the series offered by a prospectus supplement if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers maybe changed from time to time.

Direct Sales; Rights Offerings

Securities offered by us pursuant to this prospectus may also be sold directly by us. In this case, no underwriters or agents would be involved. We may sell offered securities upon the exercise of rights that may be issued to our securityholders. We may sell the securities directly to institutional investors or others who maybe deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

Delayed Delivery Arrangements

We may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase offered securities providing for payment and delivery on a future date specified in the prospectus supplement. Institutional investors to which such offers maybe made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and such other institutions as may be approved by us. The obligations of any such purchasers under such delayed delivery and payment arrangements will be subject to the condition that the purchase of the offered securities will not at the time of delivery be prohibited under applicable law. The underwriters and such agents will not have any responsibility with respect to the validity or performance of such contracts.

General Information

Underwriters, dealers and agents that participate in the distribution of the offered securities maybe underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement.

The securities (other than common stock) offered by this prospectus and any prospectus supplement, when first issued, will have no established trading market. Any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

LEGAL MATTERS

Our counsel, Vinson & Elkins L.L.P., New York, New York, will pass upon certain legal matters in connection with the offered securities. Certain legal matters relating to Virginia law will be passed upon for us by Hunton & Williams LLP. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of Penn Virginia Corporation as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities covered by this Registration Statement, other than underwriting discounts and commissions. All of the expenses will be borne by us except as otherwise indicated.

Registration fee	$	*
Fees and expenses of accountants	$	**
Fees and expenses of legal counsel	$	**
Fees and expenses of trustee and counsel	$	**
Printing and engraving expenses	$	**
Miscellaneous expenses	$	**
Total	$	**

*	The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r).

**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Our by-laws provide that we will indemnify any person who was or is a party or threatened to be a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, and whether or not by or in the right of Penn Virginia, by reason of the fact that he is or was a director or officer of Penn Virginia, or, while a director or officer of Penn Virginia, is or was serving at the request of Penn Virginia as a director, officer, partner, trustee, administrator, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, for expenses (including attorney’s fees), judgments, fines, penalties, including any excise tax assessed with respect to an employee benefit plan, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the fullest extent and manner permitted by the Virginia Stock Corporation Act. Our by-laws further provide that we will pay expenses incurred by such persons in defending a civil or criminal action, suit or proceeding in advance of its final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by us.

We have in effect a directors and officers liability insurance policy which, with certain general and specific exclusions, indemnifies each person who was, is or may hereafter be a director or officer of Penn Virginia and his heirs and assigns, against any payment by an insured (except fines and penalties) in respect of any legal liability, whether actual or asserted, arising from any claim made against an insured by reason of any breach of duty, neglect, error misstatement, misleading statement, omission or other act done or wrongfully attempted by the insured, in his capacity as a director or officer of Penn Virginia, or any of the foregoing so alleged by any claimant, or any matter claimed against an insured solely by reason of his being or having been a director or officer of Penn Virginia. The policy may be cancelled by the insurer upon 60 days written notice to us. To the extent that such insurance covers liabilities arising under the Securities Act of 1933, we make no waivers or undertakings with respect thereto, except as set forth in Item 17 of this Registration Statement.

Any underwriting agreement entered into in connection with the sale of securities offered pursuant to this registration statement will provide for indemnification.

Item 16.	Exhibits.

The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of Penn Virginia under the Securities Act or the Securities Exchange Act of 1934, as amended, as indicated in parentheses:

Exhibit Number		Exhibits
1.1*	—	Form of Underwriting Agreement.

3.1	—	Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3.1 to Penn Virginia Corporation’s Annual Report on Form 10-K for the year ended December 31, 1999).

3.1.1	—

Articles of Amendment of Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3.2 to Penn Virginia Corporation’s Annual Report on Form 10-K for the year ended December 31, 1999).

3.1.2	—

Articles of Amendment of Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3.1 to Penn Virginia Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004).

3.1.3	—	Articles of Amendment to Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3.1 to Penn Virginia Corporation’s Report on Form 8-K filed on June 12, 2007).

3.1.4	—

Articles of Amendment of Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3.1 to Penn Virginia Corporation’s Current Report on Form 8-K filed on May 10, 2010).

3.2	—	Amended and Restated Bylaws of Penn Virginia Corporation (incorporated by reference to Exhibit 3.1 to Penn Virginia Corporation’s Current Report on Form 8-K filed on February 18, 2011).

4.1	—

Subordinated Indenture dated as of December 5, 2007 among Penn Virginia Corporation, as Issuer, Penn Virginia Holding Corp., Penn Virginia Oil & Gas Corporation, Penn Virginia Oil & Gas GP LLC, Penn Virginia Oil & Gas LP LLC, Penn Virginia MC Corporation, Penn Virginia MC Energy L.L.C., Penn Virginia MC Operating Company L.L.C. and Penn Virginia Oil & Gas, L.P., as Subsidiary Guarantors, and Wells Fargo Bank, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to Penn Virginia Corporation’s Current Report on Form 8-K filed on December 5, 2007).

4.1.1	—

First Supplemental Indenture dated December 5, 2007 between Penn Virginia Corporation, as Issuer, and Wells Fargo Bank, N.A., as Trustee (incorporated by reference to Exhibit 4.2 to Penn Virginia Corporation’s Current Report on Form 8-K filed on December 5, 2007).

4.1.2	—

Form of Note for 4.50% Convertible Senior Subordinated Notes due 2012 (incorporated by reference to Exhibit A to Exhibit 4.2 to Penn Virginia Corporation’s Current Report on Form 8-K filed on December 5, 2007).

4.2	—

Senior Indenture dated as of June 15, 2009, among Penn Virginia Corporation, as issuer, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to Penn Virginia Corporation’s Current Report on Form 8-K filed on June 16, 2009).

4.2.1	—

First Supplemental Indenture relating to the 10.375% Senior Notes due 2016, dated as of June 15, 2009 among Penn Virginia Corporation, as issuer, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Penn Virginia Corporation’s Current Report on Form 8-K/A filed on June 18, 2009).

4.2.2	—	Form of Note for 10.375% Senior Notes due 2016 (incorporated by reference to Annex A to Exhibit 4.1 to Penn Virginia Corporation’s Current Report on Form 8-K/A filed on June 18, 2009).

4.3**	—	Form of Indenture for Senior Debt Securities.

4.4**	—	Form of Indenture for Subordinated Debt Securities.

4.5	—	Form of Senior Debt Securities (included in Exhibit 4.3).

4.6	—	Form of Subordinated Debt Securities (included in Exhibit 4.4).

4.7*	—	Articles of Amendment setting forth the terms of the preferred stock.

4.8*	—	Form of Deposit Agreement, including form of Depositary Receipt.

4.9*	—	Form of Debt Securities Warrant Agreement.

4.10*	—	Form of Common Stock Warrant Agreement.

4.11*	—	Form of Preferred Stock Warrant Agreement.

5.1**	—	Opinion of Vinson & Elkins L.L.P.

5.2**	—	Opinion of Hunton & Williams LLP

12.1**	—	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1**	—	Consent of KPMG LLP.

23.2**	—	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

23.3**	—	Consent of Hunton & Williams LLP (included in Exhibit 5.2).

24.1**	—	Powers of Attorney (included on signature pages of this Registration Statement).

25.1**	—	Form T-1 Statement of Eligibility and Qualification respecting the Senior Indenture.

25.2**	—	Form T-1 Statement of Eligibility and Qualification respecting the Subordinated Indenture.

*	To be filed by amendment or as an exhibit to a current report on Form 8-K of Penn Virginia.

**	Filed herewith.

Item 17.	Undertakings.

The undersigned registrants hereby undertake:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range maybe reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, maybe permitted to directors, officers or persons controlling the registrants pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

The undersigned registrants hereby undertake that, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(a) Each prospectus filed by such registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

The undersigned registrants hereby undertake that, for the purpose of determining liability of such registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(d) Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Penn Virginia Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania on March 8, 2011.

PENN VIRGINIA CORPORATION

By:	/s/ A. JAMES DEARLOVE
A. James Dearlove
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints H. Baird Whitehead, Nancy M. Snyder and Steven A. Hartman, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 8, 2011.

Signature	Title

/S/ A. JAMES DEARLOVE A. James Dearlove	Chief Executive Officer and Director (principal executive officer)

/S/ STEVEN A. HARTMAN Steven A. Hartman	Senior Vice President, Chief Financial Officer and Treasurer (principal financial officer)

/S/ JOAN C. SONNEN Joan C. Sonnen	Vice President and Controller (principal accounting officer)

/S/ JOHN U. CLARKE John U. Clarke	Director

/S/ EDWARD B. CLOUES, II Edward B. Cloues, II	Director

/S/ ROBERT GARRETT Robert Garrett	Chairman and Director

/S/ STEVEN W. KRABLIN Steven W. Krablin	Director

Signature	Title

/S/ MARSHA R. PERELMAN Marsha R. Perelman	Director

/S/ PHILIPPE VAN MARCKE DE LUMMEN Philippe van Marcke de Lummen	Director

/S/ H. BAIRD WHITEHEAD H. Baird Whitehead	President, Chief Operating Officer and Director

/S/ GARY K. WRIGHT Gary K. Wright	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Penn Virginia Holding Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania on March 8, 2011.

PENN VIRGINIA HOLDING CORP.

By:	/s/ A. JAMES DEARLOVE
A. James Dearlove
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints H. Baird Whitehead, Nancy M. Snyder and Steven A. Hartman, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated March 8, 2011.

Signature	Title

/S/ A. JAMES DEARLOVE A. James Dearlove	Chief Executive Officer (principal executive officer)

/S/ STEVEN A. HARTMAN Steven A. Hartman	Senior Vice President, Chief Financial Officer, Treasurer and Director (principal financial and accounting officer)

/S/ JAMES W. DEAN James W. Dean	Director

/S/ JAMES F. MODZELEWSKI James F. Modzelewski	Vice President and Director

/S/ PETER J. WINNINGTON Peter J. Winnington	Assistant Secretary, Assistant Treasurer and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Penn Virginia Oil & Gas Corporation. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania on March 8, 2011.

PENN VIRGINIA OIL & GAS CORPORATION

By:	/s/ A. JAMES DEARLOVE
A. James Dearlove
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints H. Baird Whitehead, Nancy M. Snyder and Steven A. Hartman, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 8, 2011.

Signature	Title

/S/ A. JAMES DEARLOVE A. James Dearlove	Chief Executive Officer and Director (principal executive officer)

/S/ STEVEN A. HARTMAN Steven A. Hartman	Senior Vice President, Chief Financial Officer, Treasurer and Director (principal financial officer)

/S/ JOAN C. SONNEN Joan C. Sonnen	Vice President and Controller (principal accounting officer)

/S/ NANCY M. SNYDER Nancy M. Snyder	Vice President, Chief Administrative Officer, Assistant Secretary and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Penn Virginia Oil & Gas GP LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania on March 8, 2011.

PENN VIRGINIA OIL & GAS GP LLC

By:	/s/ A. JAMES DEARLOVE
A. James Dearlove
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints H. Baird Whitehead, Nancy M. Snyder and Steven A. Hartman, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 8, 2011.

Signature	Title

/S/ A. JAMES DEARLOVE A. James Dearlove	Chief Executive Officer of Penn Virginia Oil & Gas GP LLC and Director of Penn Virginia Oil & Gas Corporation, Sole Member of Penn Virginia Oil & Gas GP LLC (principal executive officer)

/S/ STEVEN A. HARTMAN Steven A. Hartman	Senior Vice President, Chief Financial Officer and Treasurer of Penn Virginia Oil & Gas GP LLC (principal financial officer)

/S/ JOAN C. SONNEN Joan C. Sonnen	Vice President and Controller of Penn Virginia Oil & Gas GP LLC (principal accounting officer)

/S/ NANCY M. SNYDER Nancy M. Snyder	Vice President, Chief Administrative Officer and Secretary of Penn Virginia Oil & Gas GP LLC and Director of Penn Virginia Oil & Gas Corporation, Sole Member of Penn Virginia Oil & Gas GP LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Penn Virginia Oil & Gas LP LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania on March 8, 2011.

PENN VIRGINIA OIL & GAS LP LLC

By:	/s/ A. JAMES DEARLOVE
A. James Dearlove
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints H. Baird Whitehead, Nancy M. Snyder and Steven A. Hartman, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 8, 2011.

Signature	Title

/S/ A. JAMES DEARLOVE A. James Dearlove	Chief Executive Officer of Penn Virginia Oil & Gas LP LLC and Director of Penn Virginia Oil & Gas Corporation, Sole Member of Penn Virginia Oil & Gas LP LLC (principal executive officer)

/S/ STEVEN A. HARTMAN Steven A. Hartman	Senior Vice President, Chief Financial Officer and Treasurer of Penn Virginia Oil & Gas LP LLC (principal financial and accounting officer)

/S/ NANCY M. SNYDER Nancy M. Snyder	Vice President, Chief Administrative Officer and Secretary of Penn Virginia Oil & Gas LP LLC and Director of Penn Virginia Oil & Gas Corporation, Sole Member of Penn Virginia Oil & Gas LP LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Penn Virginia Oil & Gas, L.P. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania on March 8, 2011.

PENN VIRGINIA OIL & GAS, L.P.

By:	Penn Virginia Oil & Gas GP LLC,
Its General Partner

	By:	/S/ A. JAMES DEARLOVE
A. James Dearlove
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints H. Baird Whitehead, Nancy M. Snyder and Steven A. Hartman, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 8, 2011.

Signature	Title

/S/ A. JAMES DEARLOVE A. James Dearlove

Chief Executive Officer of Penn Virginia Oil & Gas GP LLC, General Partner of Penn Virginia Oil & Gas, L.P., and Director of Penn Virginia Oil & Gas Corporation, Sole Member of Penn Virginia Oil & Gas GP LLC
(principal executive officer)

/S/ STEVEN A. HARTMAN Steven A. Hartman	Senior Vice President, Chief Financial Officer and Treasurer of Penn Virginia Oil & Gas GP LLC, General Partner of Penn Virginia Oil & Gas, L.P. (principal financial officer)

/S/ JOAN C. SONNEN Joan C. Sonnen	Vice President and Controller of Penn Virginia Oil & Gas GP LLC, General Partner of Penn Virginia Oil & Gas, L.P. (principal accounting officer)

/S/ NANCY M. SNYDER Nancy M. Snyder

Vice President, Chief Administrative Officer and Secretary of Penn Virginia Oil & Gas GP LLC, General Partner of Penn Virginia Oil & Gas, L.P., and Director of Penn Virginia Oil & Gas Corporation, Sole Member of Penn Virginia Oil & Gas GP LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Penn Virginia MC Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania on March 8, 2011.

PENN VIRGINIA MC CORPORATION

By:	/s/ A. JAMES DEARLOVE
A. James Dearlove
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints H. Baird Whitehead, Nancy M. Snyder and Steven A. Hartman, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 8, 2011.

Signature	Title

/S/ A. JAMES DEARLOVE A. James Dearlove	Chief Executive Officer and Director (principal executive officer)

/S/ STEVEN A. HARTMAN Steven A. Hartman	Senior Vice President, Chief Financial Officer and Treasurer (principal financial officer)

/S/ JOAN C. SONNEN Joan C. Sonnen	Vice President and Controller (principal accounting officer)

/S/ NANCY M. SNYDER Nancy M. Snyder	Vice President, Chief Administrative Officer, Assistant Secretary and Director

/S/ H. BAIRD WHITEHEAD H. Baird Whitehead	President and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Penn Virginia MC Energy L.L.C. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania on March 8, 2011.

PENN VIRGINIA MC ENERGY L.L.C.

By:	/s/ A. JAMES DEARLOVE
A. James Dearlove
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints H. Baird Whitehead, Nancy M. Snyder and Steven A. Hartman, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 8, 2011.

Signature	Title

/S/ A. JAMES DEARLOVE A. James Dearlove	Chief Executive Officer of Penn Virginia MC Energy L.L.C. and Director of Penn Virginia MC Corporation, Sole Member of Penn Virginia MC Energy L.L.C. (principal executive officer)

/S/ STEVEN A. HARTMAN Steven A. Hartman	Senior Vice President, Chief Financial Officer and Treasurer of Penn Virginia MC Energy L.L.C. (principal financial officer)

/S/ JOAN C. SONNEN Joan C. Sonnen	Vice President and Controller of Penn Virginia MC Energy L.L.C. (principal accounting officer)

/S/ NANCY M. SNYDER Nancy M. Snyder	Vice President, Chief Administrative Officer and Assistant Secretary of Penn Virginia MC Energy L.L.C. and Director of Penn Virginia MC Corporation, Sole Member of Penn Virginia MC Energy L.L.C.

/S/ H. BAIRD WHITEHEAD H. Baird Whitehead	President of Penn Virginia MC Energy L.L.C. and Director of Penn Virginia MC Corporation, Sole Member of Penn Virginia MC Energy L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Penn Virginia MC Operating Company L.L.C. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania on March 8, 2011.

PENN VIRGINIA MC OPERATING COMPANY L.L.C.

By:	/s/ A. JAMES DEARLOVE
A. James Dearlove
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints H. Baird Whitehead, Nancy M. Snyder and Steven A. Hartman, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 8, 2011.

Signature	Title

/S/ A. JAMES DEARLOVE A. James Dearlove	Chief Executive Officer of Penn Virginia MC Operating Company L.L.C. and Director of Penn Virginia MC Corporation, Sole Member of Penn Virginia MC Operating Company L.L.C. (principal executive officer)

/S/ STEVEN A. HARTMAN Steven A. Hartman	Senior Vice President, Chief Financial Officer and Treasurer of Penn Virginia MC Operating Company L.L.C. (principal financial officer)

/S/ JOAN C. SONNEN Joan C. Sonnen	Vice President and Controller of Penn Virginia MC Operating Company L.L.C. (principal accounting officer)

/S/ NANCY M. SNYDER Nancy M. Snyder

Vice President, Chief Administrative Officer and Assistant Secretary of Penn Virginia MC Operating Company L.L.C. and Director of Penn Virginia MC Corporation, Sole Member of Penn Virginia MC Operating Company L.L.C.

/S/ H. BAIRD WHITEHEAD H. Baird Whitehead	President of Penn Virginia MC Operating Company L.L.C. and Director of Penn Virginia MC Corporation, Sole Member of Penn Virginia MC Operating Company L.L.C.

INDEX TO EXHIBITS

Exhibit Number		Exhibits
1.1*	—	Form of Underwriting Agreement.

3.1	—	Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3.1 to Penn Virginia Corporation’s Annual Report on Form 10-K for the year ended December 31, 1999).

3.1.1	—

Articles of Amendment of Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3.2 to Penn Virginia Corporation’s Annual Report on Form 10-K for the year ended December 31, 1999).

3.1.2	—

Articles of Amendment of Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3.1 to Penn Virginia Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004).

3.1.3	—	Articles of Amendment to Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3.1 to Penn Virginia Corporation’s Report on Form 8-K filed on June 12, 2007).

3.1.4	—

Articles of Amendment of Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3.1 to Penn Virginia Corporation’s Current Report on Form 8-K filed on May 10, 2010).

3.2	—	Amended and Restated Bylaws of Penn Virginia Corporation (incorporated by reference to Exhibit 3.1 to Penn Virginia Corporation’s Current Report on Form 8-K filed on February 18, 2011).

4.1	—

Subordinated Indenture dated as of December 5, 2007 among Penn Virginia Corporation, as Issuer, Penn Virginia Holding Corp., Penn Virginia Oil & Gas Corporation, Penn Virginia Oil & Gas GP LLC, Penn Virginia Oil & Gas LP LLC, Penn Virginia MC Corporation, Penn Virginia MC Energy L.L.C., Penn Virginia MC Operating Company L.L.C. and Penn Virginia Oil & Gas, L.P., as Subsidiary Guarantors, and Wells Fargo Bank, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to Penn Virginia Corporation’s Current Report on Form 8-K filed on December 5, 2007).

4.1.1	—

First Supplemental Indenture dated December 5, 2007 between Penn Virginia Corporation, as Issuer, and Wells Fargo Bank, N.A., as Trustee (incorporated by reference to Exhibit 4.2 to Penn Virginia Corporation’s Current Report on Form 8-K filed on December 5, 2007).

4.1.2	—

Form of Note for 4.50% Convertible Senior Subordinated Notes due 2012 (incorporated by reference to Exhibit A to Exhibit 4.2 to Penn Virginia Corporation’s Current Report on Form 8-K filed on December 5, 2007).

4.2	—

Senior Indenture dated as of June 15, 2009, among Penn Virginia Corporation, as issuer, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to Penn Virginia Corporation’s Current Report on Form 8-K filed on June 16, 2009).

4.2.1	—

First Supplemental Indenture relating to the 10.375% Senior Notes due 2016, dated as of June 15, 2009 among Penn Virginia Corporation, as issuer, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Penn Virginia Corporation’s Current Report on Form 8-K/A filed on June 18, 2009).

4.2.2	—	Form of Note for 10.375% Senior Notes due 2016 (incorporated by reference to Annex A to Exhibit 4.1 to Penn Virginia Corporation’s Current Report on Form 8-K/A filed on June 18, 2009).

4.3**	—	Form of Indenture for Senior Debt Securities.

4.4**	—	Form of Indenture for Subordinated Debt Securities.

4.5	—	Form of Senior Debt Securities (included in Exhibit 4.3).

4.6	—	Form of Subordinated Debt Securities (included in Exhibit 4.4).

4.7*	—	Articles of Amendment setting forth the terms of the preferred stock.

4.8*	—	Form of Deposit Agreement, including form of Depositary Receipt.

4.9*	—	Form of Debt Securities Warrant Agreement.

4.10*	—	Form of Common Stock Warrant Agreement.

4.11*	—	Form of Preferred Stock Warrant Agreement.

5.1**	—	Opinion of Vinson & Elkins L.L.P.

5.2**	—	Opinion of Hunton & Williams LLP

12.1**	—	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1**	—	Consent of KPMG LLP.

23.2**	—	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

23.3**	—	Consent of Hunton & Williams LLP (included in Exhibit 5.2).

24.1**	—	Powers of Attorney (included on signature pages of this Registration Statement).

25.1**	—	Form T-1 Statement of Eligibility and Qualification respecting the Senior Indenture.

25.2**	—	Form T-1 Statement of Eligibility and Qualification respecting the Subordinated Indenture.

*	To be filed by amendment or as an exhibit to a current report on Form 8-K of Penn Virginia.

**	Filed herewith.